PRIMERICA REPORTS FOURTH QUARTER 2025 RESULTS

Record Investment and Savings Products (ISP) sales up 24%; ISP client asset values up 15% to end the year at all-time high of $129 billion

Life-licensed sales force totaled 151,524 at year end

Term Life direct premiums grew 2%; adjusted direct premiums increased 4%

Net earnings per diluted share (EPS) of $6.13 compared to EPS from continuing operations of $4.98 in the prior year period; Diluted adjusted operating EPS of $6.13 compared to $5.03 in the prior year period

Return on stockholder’s equity (ROE) of 33.2% compared to 31.9% in the prior year period

Adjusted net operating income return on adjusted stockholders’ equity (ROAE) of 33.5% compared to 31.3% in the prior year period

Completed the Board authorization to repurchase $450 million in 2025; the Board authorized a new $475 million share repurchase program to occur through December 31, 2026

Declared a quarterly dividend of $1.20 per share, payable on March 13, 2026,

up 15% compared to the prior quarterly dividend

Strong capital return with 79% of full year adjusted net operating income returned to stockholders in 2025

Duluth, GA, Feb. 11, 2026 – Primerica, Inc. (NYSE: PRI) reported financial results for the quarter ended December 31, 2025. Total revenues were $853.7 million, an increase of 8% from the fourth quarter of 2024. Net income of $197.0 million increased 18% when compared to net income from continuing operations in the prior year period, while net earnings per diluted share of $6.13 increased 23% compared to net earnings per diluted share from continuing operations in the prior year period.

Adjusted operating revenues of $853.5 million increased 8% compared to the fourth quarter of 2024. Adjusted net operating income of $196.9 million increased 16%, while adjusted operating earnings per diluted share of $6.13 grew 22% compared to the prior year period.

Comparing financial results for the full year, net income of $751.2 million in 2025 increased 4% compared to net income from continuing operations in 2024, while net earnings per diluted share of $22.91 in 2025 increased 9% compared to net earnings per diluted share from continuing operations in 2024. Adjusted net operating income of $751.4 million in 2025 increased 10% compared to 2024, while adjusted operating earnings per diluted share of $22.92 in 2025 increased 16% compared to 2024.

Fourth quarter results were driven by record ISP sales and rising client asset values, supported by favorable equity market performance. The Term Life segment also saw continued earnings growth.

“I am pleased with our 2025 financial results, which reflected the complementary balance of our business model. The Term Life business continues to provide stability through its large in-force block of business, while the Investment and Savings Products business is increasingly driving growth,” said Glenn Williams, Chief Executive Officer of Primerica, Inc. “At the core of our success is the strength of our sales force and their continued commitment to serving middle-income families.”

Fourth Quarter Distribution & Segment Results

Distribution Results
	Q4 2025	Q4 2024	% Change
Life-Licensed Sales Force	151,524	151,611	*
Recruits	75,369	95,497	(21)%
New Life-Licensed Representatives	10,998	14,620	(25)%
Life Insurance Policies Issued	76,143	89,664	(15)%
Life Productivity (1)	0.17	0.20	*
Issued Term Life Face Amount ($ billions) (2)	$26.1	$29.6	(12)%
ISP Product Sales ($ billions)	$4.1	$3.3	24%
Average Client Asset Values ($ billions)	$128.2	$112.3	14%
Closed U.S. Mortgage Volume ($ million brokered)	$130.9	$121.0	8%

(1)
Life productivity equals the average monthly policies issued divided by the average number of life insurance licensed representatives.
(2)
Includes face amount on issued term life policies, additional riders added to existing policies, and face increases under increasing benefit riders.

* Not calculated or less than 1%

Segment Results
	Q4 2025	Q4 2024	% Change
	($ in thousands)
Adjusted Operating Revenues:
Term Life Insurance	$456,832	$450,578	1%
Investment and Savings Products	340,335	286,048	19%
Corporate and Other Distributed Products (1)	56,341	53,508	5%
Total adjusted operating revenues (1)	$853,508	$790,134	8%

Adjusted Operating Income (Loss) before income taxes:
Term Life Insurance	$146,578	$139,541	5%
Investment and Savings Products	100,608	81,988	23%
Corporate and Other Distributed Products (1)	(288)	(993)	71%
Total adjusted operating income before income taxes (1)	$246,898	$220,536	12%

(1)
See the Non-GAAP Financial Measures section and the Adjusted Operating Results reconciliation tables at the end of this release for additional information.

Life Insurance Licensed Sales Force

The Company’s life licensed sales force ended the fourth quarter of 2025 largely unchanged from year-end 2024 at 151,524 representatives. While recruiting and new licenses were lower than the prior year quarter, we recruited a total of 75,369 individuals and 10,998 new representatives obtained their life insurance licenses, demonstrating the continued interest in the Primerica opportunity and our commitment to helping families achieve financial independence.

Term Life Insurance

The number of new life insurance policies issued during the fourth quarter decreased 15% year-over-year. Productivity as measured by the average monthly rate of new policies issued per life-licensed independent sales representative was 0.17. The Company continues to support the sales force with training designed to help representatives guide clients in understanding and prioritizing their financial needs.

Fourth quarter revenues of $456.8 million increased 1% compared to the prior year period, while pre-tax operating income of $146.6 million increased 5%. The benefits and claims ratio was 57.8% compared to 58.6% in the prior year period. Excluding the $5.2 million remeasurement gain recognized in the current year period and the $1.5 million remeasurement loss recognized in the prior year period, the benefits and claims ratio was largely consistent year over year. The DAC amortization and insurance commissions ratio remained stable at 12.2%, while the insurance expense ratio at 8.5% was up modestly compared to 8.0% in the prior year period. The Term Life operating margin was 21.5%, up modestly compared to 21.3% in the prior year period.

Investment and Savings Products

During the fourth quarter of 2025, total product sales were $4.1 billion, a new Company record and a 24% increase compared to the prior year period. Strong demand across all major product lines supported sales growth, while favorable equity market performance led to a 15% increase in client asset values year-over-year. Net inflows during the fourth quarter of 2025 were $325 million.

Fourth quarter revenues of $340.3 million increased 19% year-over-year, while income before income taxes of $100.6 million increased 23%. Growth in sales-based commission revenues modestly outpaced revenue-generating sales due to the continued strong demand for variable annuities. Asset-based commission revenues grew 21%, supported by a favorable mix-shift toward U.S. managed accounts and Canadian mutual funds sold under the principal distributor model, compared to a 14% increase in average client asset values. Sales-based and asset-based commission expenses grew in line with related revenues.

Corporate and Other Distributed Products

During the fourth quarter of 2025, the segment recorded a pre-tax adjusted operating loss of $0.3 million compared to a pre-tax adjusted operating loss of $1.0 million in the prior year period. Adjusted net investment income increased $3.6 million compared to the prior year period largely due to the continued growth of the invested asset portfolio.

Taxes

The effective income tax rate was 20.2% during the fourth quarter of 2025 compared to the effective income tax rate from continuing operations of 23.3% in the fourth quarter of 2024. During the fourth quarter of 2025, we recognized an income tax benefit of $7.4 million, or $0.23 per diluted share, from the purchase of transferable federal income tax credits. Excluding the impact from these credits, our effective income tax rate was 23.3%.

Capital

During the fourth quarter, the Company repurchased $74.0 million of its common stock, completing the Board of Directors' authorization to repurchase $450 million of common stock during 2025. The Board of Directors authorized a new $475 million share repurchase program to occur through December 31, 2026. In addition, the Board of Directors approved a 15% increase to our first quarter dividend, now at $1.20 per share and payable on March 13, 2026 to stockholders of record on February 23, 2026. Primerica Life Insurance Company’s statutory risk-based capital (RBC) ratio was estimated to be 455% as of December 31, 2025.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company presents certain non-GAAP financial measures. Specifically, the Company presents adjusted direct premiums, other ceded premiums, adjusted operating revenues, adjusted operating income before income taxes, adjusted net operating income, diluted adjusted operating earnings per share and adjusted stockholders' equity.

Adjusted direct premiums and other ceded premiums are net of amounts ceded under coinsurance transactions that were executed concurrent with our initial public offering (the IPO coinsurance transactions) for all periods presented. We exclude amounts ceded under the IPO coinsurance transactions in measuring adjusted direct premiums and other ceded premiums to present meaningful comparisons of the actual premiums economically maintained by the Company. Amounts ceded under the IPO coinsurance transactions will continue to decline over time as policies terminate within this block of business.

Adjusted operating revenues, adjusted operating income before income taxes, adjusted net operating income and diluted adjusted operating earnings per share exclude the impact of investment gains (losses), including credit impairments, and fair value mark-to-market (MTM) investment adjustments for all periods presented. We exclude investment gains (losses), including credit impairments, and MTM investment adjustments in measuring these non-GAAP financial measures to eliminate period-over-period fluctuations that may obscure comparisons of operating results due to items such as the timing of recognizing gains (losses) and market pricing variations prior to an invested asset’s maturity or sale that are not directly associated with the Company’s insurance operations. Also excluded from these non-GAAP financial measures is the receipt of insurance proceeds in the second quarter of 2024 under a Representation and Warranty policy purchased in connection with the 2021 acquisition of e-TeleQuote Insurance, Inc. and subsidiaries (e-TeleQuote). We exclude this gain from our non-GAAP financial measures as it represents a non-recurring item that causes incomparability in the Company’s results.

Adjusted operating income before taxes, adjusted net operating income and diluted adjusted operating earnings per share also exclude corporate restructuring and related charges in 2024 associated with the decision to exit the senior health business. We exclude these items from our non-GAAP financial measures as they are not useful in evaluating the Company’s ongoing operations.

Adjusted net operating income and diluted adjusted operating earnings per share also exclude the tax effect of pre-tax operating adjustments and the valuation allowance recognized in the second quarter of 2024 for e-TeleQuote’s state net operating losses (NOLs), which is required to be reported in income taxes from continuing operations. We exclude these items from our non-GAAP financial measures as they represent the tax effect of pre-tax operating adjustments and/or non-recurring items that will cause incomparability between period-over-period results.

Adjusted stockholders’ equity excludes the impact of net unrealized investment gains (losses) recorded in accumulated other comprehensive income (loss) for all periods presented. We exclude unrealized investment gains (losses) in measuring adjusted stockholders’ equity as unrealized gains (losses) from the Company’s available-for-sale securities are largely caused by market movements in interest rates and credit spreads that do not necessarily correlate with the cash flows we will ultimately realize when an available-for-sale security matures or is sold. Adjusted stockholders’ equity also excludes the difference in future policy benefits calculated using the current discount rate and future policy benefits calculated using the locked-in discount rate at contract issuance recognized in accumulated other comprehensive income (loss). We exclude the impact from the difference in the discount rate in measuring adjusted stockholders' equity as such difference is caused by market movements in interest rates that are not permanent and may not align with the cash flows we will ultimately incur when policy benefits are settled.

Our definitions of these non-GAAP financial measures may differ from the definitions of similar measures used by other companies. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance. Furthermore, management believes that these non-GAAP financial measures may provide users with additional meaningful comparisons between current results and results of prior periods as they are expected to be reflective of the core ongoing business. These measures have limitations and users should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Reconciliations of GAAP to non-GAAP financial measures are attached to this release.

Earnings Webcast Information

Primerica will hold a webcast on Thursday, February 12, 2026, at 10:00 a.m. (ET), to discuss the quarter’s results. To access the webcast, go to https://investors.primerica.com at least 15 minutes prior to the event to register, download and install any necessary software. A replay of the call will be available for approximately 30 days. This release and a detailed financial supplement will be posted on Primerica’s website.

Forward-Looking Statements

Except for historical information contained in this press release, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from anticipated or projected results. Those risks and uncertainties include, among others, our failure to continue to attract and license new recruits, retain independent sales representatives or license or maintain the licensing of independent sales representatives; laws or regulations that could apply to our distribution model, which could require us to modify our distribution structure; changes to the independent contractor status of sales representatives; our or independent sales representatives’ violation of or non-compliance with laws and regulations; litigation and regulatory investigations and actions concerning us or independent sales representatives; differences between our actual experience and our expectations regarding mortality, persistency, disability or insurance as reflected in the pricing for our insurance policies; changes in federal, state and provincial legislation or regulation that affects our insurance, investment product and mortgage businesses; our failure to meet regulatory capital ratios or other minimum capital and surplus requirements; a significant downgrade by a ratings organization; the failure of our reinsurers or reserve financing counterparties to perform their obligations; the failure of our investment products to remain competitive with other investment options or the loss of our relationship with one or more of the companies whose investment products we provide; heightened standards of conduct or more stringent licensing requirements for independent sales representatives; inadequate policies and procedures regarding suitability review of client transactions; revocation of our subsidiary’s status as a non-bank custodian; a significant change to or disruption in the mortgage lenders’ mortgage businesses or an inability of the mortgage lenders to satisfy their contractual obligations to us; changes in prevailing mortgage interest rates or U.S. monetary policies that affect mortgage interest rates; economic downcycles that impact our business, financial condition and results of operations; major public health pandemics, epidemics or outbreaks or other catastrophic events; the failure of our or a third-party partner’s information technology systems, breach of our information security, failure of our business continuity plan or the loss of the Internet; any failure to protect the confidentiality of client information; the current legislative and regulatory climate with regard to privacy and cybersecurity;

cyber-attack(s), security breaches; the effects of credit deterioration and interest rate fluctuations on our invested asset portfolio and other assets; incorrectly valuing our investments; changes in accounting standards may impact how we record and report our financial condition and results of operations; the inability of our subsidiaries to pay dividends or make distributions; laws and regulations in the U.S. and Canada, executive branch actions, orders and policies, judicial rulings and decisions by public officials impacting our business; the legislative and regulatory environment regarding climate change; litigation and regulatory investigations and actions; a significant change in the competitive environment in which we operate; the loss of key personnel or sales force leaders; the efficiency and success of business initiatives to enhance our technology, products and services; inability to effectively execute our corporate strategy; and fluctuations in the market price of our common stock or Canadian currency exchange rates. These and other risks and uncertainties affecting us are more fully described in our filings with the Securities and Exchange Commission, which are available in the "Investor Relations" section of our website at https://investors.primerica.com. Primerica assumes no duty to update its forward-looking statements as of any future date.

About Primerica, Inc.

Primerica, Inc., headquartered in Duluth, GA, is a leading provider of financial products and services to middle-income households in North America. Independent licensed representatives educate Primerica clients about how to better prepare for a more secure financial future by assessing their needs and providing appropriate solutions through term life insurance, which we underwrite, and mutual funds, annuities and other financial products, which we distribute primarily on behalf of third parties. We insured over 5.5 million lives and had approximately 3.1 million client investment accounts on December 31, 2025. Primerica, through its insurance company subsidiaries, was the #3 issuer of Term Life insurance coverage in the United States and Canada in 2024. Primerica stock is included in the S&P MidCap 400 and the Russell 1000 stock indices and is traded on The New York Stock Exchange under the symbol “PRI”.

Investor Contact:

Nicole Russell

470-564-6663
Email: Nicole.Russell@Primerica.com

Media Contact:

Susan Chana

404-229-8302

Email: Susan.Chana@Primerica.com

PRIMERICA, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	December 31, 2025	December 31, 2024
	(In thousands)
Assets
Investments:
Fixed-maturity securities available-for-sale, at fair value	$3,265,246	$2,946,126
Fixed-maturity security held-to-maturity, at amortized cost	1,175,380	1,303,880
Equity securities, at fair value	26,433	27,144
Trading securities, at fair value	12,801	3,011
Policy loans and other invested assets	56,233	50,881
Total investments	4,536,093	4,331,042
Cash and cash equivalents	756,227	687,821
Accrued investment income	30,122	28,100
Reinsurance recoverables	2,564,952	2,744,165
Deferred policy acquisition costs, net	3,915,998	3,680,430
Agent balances, due premiums and other receivables	275,171	282,607
Intangible asset	45,275	45,275
Income taxes	177,302	122,664
Operating lease right-of-use assets	41,900	47,023
Other assets	387,776	403,608
Separate account assets	2,281,520	2,209,287
Total assets	$15,012,336	$14,582,022

Liabilities and stockholders' equity
Liabilities:
Future policy benefits	$6,818,179	$6,503,064
Unearned and advance premiums	15,521	15,606
Policy claims and other benefits payable	495,356	488,350
Other policyholders' funds	356,427	402,323
Note payable	595,315	594,512
Surplus note	1,175,119	1,303,556
Income taxes	147,960	115,611
Operating lease liabilities	49,565	55,478
Other liabilities	546,596	549,160
Payable under securities lending	84,876	86,034
Separate account liabilities	2,281,520	2,209,287
Total liabilities	12,566,434	12,322,981

Stockholders' equity:

Common stock	318	334
Retained earnings	2,416,149	2,231,483
Accumulated other comprehensive income (loss), net of income tax:
Effect of change in discount rate assumptions on the liability for future policy benefits	134,594	224,833
Unrealized foreign currency translation gains (losses)	(15,836)	(34,767)
Net unrealized gains (losses) on available-for-sale securities	(89,323)	(162,842)
Total stockholders' equity	2,445,902	2,259,041
Total liabilities and stockholders' equity	$15,012,336	$14,582,022

PRIMERICA, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Unaudited)

	Three months ended December 31,
	2025	2024
	(In thousands, except per-share amounts)
Revenues:
Direct premiums	$869,030	$854,748
Ceded premiums	(420,843)	(414,463)
Net premiums	448,187	440,285
Commissions and fees	347,386	293,850
Net investment income	42,122	38,134
Investment gains (losses)	641	(1,179)
Other, net	15,347	17,019
Total revenues	853,683	788,109

Benefits and expenses:
Benefits and claims	166,420	167,449
Future policy benefits remeasurement (gain) loss	(5,107)	1,374
Amortization of deferred policy acquisition costs	82,813	76,905
Sales commissions	187,823	157,703
Insurance expenses	70,168	66,256
Insurance commissions	5,621	7,795
Interest expense	5,968	6,070
Other operating expenses	92,904	86,046
Total benefits and expenses	606,610	569,598
Income from continuing operations before income taxes	247,073	218,511
Income taxes from continuing operations	50,027	50,835
Income from continuing operations	197,046	167,676
Loss from discontinued operations, net of income tax	-	(606)
Net income	$197,046	$167,070

Basic earnings per share:
Continuing operations	$6.14	$4.99
Discontinued operations	-	(0.02)
Basic earnings per share	$6.14	$4.97

Diluted earnings per share:
Continuing operations	$6.13	$4.98
Discontinued operations	-	(0.02)
Diluted earnings per share	$6.13	$4.96

Weighted-average shares used in computing earnings per share:
Basic	31,979	33,482
Diluted	32,032	33,541

PRIMERICA, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Unaudited)

	Year ended December 31,
	2025	2024
	(In thousands, except per-share amounts)
Revenues:
Direct premiums	$3,462,780	$3,393,604
Ceded premiums	(1,678,877)	(1,664,433)
Net premiums	1,783,903	1,729,171
Commissions and fees	1,275,864	1,082,889
Net investment income	167,152	155,501
Investment gains (losses)	(816)	2,236
Other, net	65,610	119,346
Total revenues	3,291,713	3,089,143

Benefits and expenses:
Benefits and claims	665,927	648,163
Future policy benefits remeasurement (gain) loss	(37,389)	(25,920)
Amortization of deferred policy acquisition costs	322,903	298,136
Sales commissions	686,920	573,249
Insurance expenses	263,467	255,619
Insurance commissions	22,995	32,008
Interest expense	23,958	25,034
Other operating expenses	368,368	343,607
Total benefits and expenses	2,317,149	2,149,896
Income from continuing operations before income taxes	974,564	939,247
Income taxes from continuing operations	223,330	219,118
Income from continuing operations	751,234	720,129
Loss from discontinued operations, net of income tax	-	(249,611)
Net income	$751,234	$470,518

Basic earnings per share:
Continuing operations	$22.95	$21.02
Discontinued operations	-	(7.29)
Basic earnings per share	$22.95	$13.73

Diluted earnings per share:
Continuing operations	$22.91	$20.99
Discontinued operations	-	(7.28)
Diluted earnings per share	$22.91	$13.71

Weighted-average shares used in computing earnings per share:
Basic	32,632	34,142
Diluted	32,680	34,199

PRIMERICA, INC. AND SUBSIDIARIES
Consolidated Adjusted Operating Results Reconciliation
(Unaudited)

	Three months ended December 31,
	2025	2024	% Change
	(In thousands, except per-share amounts)
Total revenues	$853,683	$788,109	8%
Less: Investment (losses) gains	641	(1,179)
Less: 10% deposit asset MTM included in NII	(466)	(846)
Adjusted operating revenues	$853,508	$790,134	8%

Income from continuing operations before income taxes	$247,073	$218,511	13%
Less: Investment (losses) gains	641	(1,179)
Less: 10% deposit asset MTM included in NII	(466)	(846)
Adjusted operating income before income taxes	$246,898	$220,536	12%

Income from continuing operations	$197,046	$167,676	18%
Less: Investment (losses) gains	641	(1,179)
Less: 10% deposit asset MTM included in NII	(466)	(846)
Less: Tax impact of preceding items	(35)	471
Adjusted net operating income	$196,906	$169,230	16%

Diluted earnings per share from continuing operations	$6.13	$4.98	23%
Less: Net after-tax impact of operating adjustments	-	(0.05)
Diluted adjusted operating earnings per share	$6.13	$5.03	22%

PRIMERICA, INC. AND SUBSIDIARIES
Consolidated Adjusted Operating Results Reconciliation
(Unaudited)

	Year ended December 31,
	2025	2024	% Change
	(In thousands, except per-share amounts)
Total revenues	$3,291,713	$3,089,143	7%
Less: Investment (losses) gains	(816)	2,236
Less: 10% deposit asset MTM included in NII	567	1,037
Less: Insurance claim proceeds	-	50,000
Adjusted operating revenues	$3,291,962	$3,035,870	8%

Income from continuing operations before income taxes	$974,564	$939,247	4%
Less: Investment (losses) gains	(816)	2,236
Less: 10% deposit asset MTM included in NII	567	1,037
Less Insurance proceeds	-	50,000
Less: Restructuring costs	-	(2,837)
Adjusted operating income before income taxes	$974,813	$888,811	10%

Income from continuing operations	$751,234	$720,129	4%
Less: Investment (losses) gains	(816)	2,236
Less: 10% deposit asset MTM included in NII	567	1,037
Less: Insurance claims proceeds	-	50,000
Less: Restructuring costs	-	(2,837)
Less: Tax impact of preceding items	71	(123)
Less: Valuation allowance on Senior Health NOLs	-	(11,080)
Adjusted net operating income	$751,412	$680,896	10%

Diluted earnings per share from continuing operations	$22.91	$20.99	9%
Less: Net after-tax impact of operating adjustments	(0.01)	1.15
Diluted adjusted operating earnings per share	$22.92	$19.84	16%

TERM LIFE INSURANCE SEGMENT
Adjusted Premiums Reconciliation
(Unaudited)

	Three months ended December 31,
	2025	2024	% Change
	(In thousands)
Direct premiums	$865,138	$850,667	2%
Less: Premiums ceded to IPO coinsurers	183,123	195,039
Adjusted direct premiums	682,015	655,628	4%

Ceded premiums	(419,273)	(412,916)
Less: Premiums ceded to IPO coinsurers	(183,123)	(195,039)
Other ceded premiums	(236,150)	(217,877)
Net premiums	$445,865	$437,751	2%

CORPORATE AND OTHER DISTRIBUTED PRODUCTS SEGMENT
Adjusted Operating Results Reconciliation
(Unaudited)

	Three months ended December 31,
	2025	2024	% Change
	(In thousands)
Total revenues	$56,516	$51,483	10%
Less: Investment gains (losses)	641	(1,179)
Less: 10% deposit asset MTM included in NII	(466)	(846)
Adjusted operating revenues	$56,341	$53,508	5%

Income (loss) before income taxes	$(113)	$(3,018)	96%
Less: Investment gains (losses)	641	(1,179)
Less: 10% deposit asset MTM included in NII	(466)	(846)
Adjusted operating income (loss) before income taxes	$(288)	$(993)	71%

PRIMERICA, INC. AND SUBSIDIARIES
Adjusted Stockholders' Equity Reconciliation
(Unaudited)

	December 31, 2025	December 31, 2024	% Change
	(In thousands)
Stockholders' equity	$2,445,902	$2,259,041	8%
Less: Net unrealized gains (losses)	(89,323)	(162,842)
Less: Effect of change in discount rate assumptions on the liability for future policy benefits	134,594	224,833
Adjusted stockholders' equity	$2,400,631	$2,197,050	9%